SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                            September 3, 1998



                          LCA-Vision Inc.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-27610             11-2882328
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)




7840 Montgomery Road, Cincinnati, Ohio                  45236
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On September 3, 1998, the Registrant issued the attached press release announcing recision of proposed reverse stock split.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated September 3, 1998



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LCA-VISION INC.



Date: September 3, 1998           By:/s/Larry P. Rapp
                                        Larry P. Rapp,
                                        Chief Financial Officer

                              Exhibit 99.1


Headline: ----------------------------------------------

               LCA-VISION SAYS BUSINESS REMAINS STRONG;

           Company Sees Misunderstanding About Prospect of
                        Reverse Split In Proxy
              As a Major Factor in Stock Price Decline



     CINCINNATI, September 3 -- LCA-Vision Inc. (NASDAQ:LCAV) said today it has filed an amended proxy rescinding the company's preliminary proxy proposal, originally filed with the SEC on July 30, 1998, asking shareholders to give its board authority to consider a reverse stock split at some unspecified future date. LCA-Vision is one of the largest U.S.-based corporate providers of laser vision correction services.

     Commenting on the amended filing, LCA-Vision Chairman and CEO Dr. Stephen N. Joffe said: "The many questions and concerns about a reverse split raised by shareholders indicate a clear misunderstanding about the company's immediate intentions and appear to have been a major factor in the sharp decline in LCA-Vision's stock price. The company was merely seeking permission for the board to act on a reverse split at some future date, should that be in the best interest of our shareholders. Total withdrawal of the proposal will eliminate any lingering doubts about the prospect of a reverse split.

     "LCA-Vision has more than 31,000 shareholders. The vast majority are small investors who were puzzled by the recent direction of our stock price in the face of steadily improving prospects for our business and industry. Third-quarter procedure volume is running well ahead of our internal projections, and we continue to anticipate healthy growth going forward. Moreover, that growth will receive another significant boost with anticipated FDA approval of the VISX laser to treat farsightedness, which is expected before the end of the year.

     "As the momentum behind patient acceptance of laser vision correction continues to accelerate, we expect our earning performance will be better-than-break even for the balance of 1998, with positive earnings per share beginning in the first quarter of 1999."

     LCA-Vision, recently named one of the "Top 50 Stocks of 98" by Money Magazine, currently operates 19 laser vision correction centers in the U.S., two in Canada and one in Helsinki, Finland.
More than 30,000 laser vision correction procedures have been performed at all of the company's sites. The professional network serving the company's sites includes more than 600 practicing physicians and 800 referring optometrists.

Safe Harbor Statement: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filing with the Securities and Exchange Commission.

September 3, 1998